Exhibit 10.30

PHANTOM STOCK UNIT AGREEMENT

UNDER THE

NEUSTAR, INC. 1999 EQUITY INCENTIVE PLAN

THIS AGREEMENT, made as of July 19, 2004 (the “Grant Date”), by and between NeuStar, Inc., a Delaware corporation (the “Company”), and Michael R. Lach (the “Participant”).

W I T N E S S E T H:

WHEREAS, the Company desires to grant the Participant Phantom Stock Units with respect to the Company’s common stock, par value $.002 per share (“Common Stock”), so that he may have a direct proprietary interest in the Company’s success.

NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto hereby agree as follows:

1.                                       Grant of Phantom Stock Units.  Subject to the terms and conditions set forth herein and in the Company’s 1999 Equity Incentive Plan, as restated as of March 13, 2002 and thereafter amended (the “Plan”), the Company hereby grants to the Participant, effective as of the Grant Date, Phantom Stock Units with respect to 250,000 shares of Common Stock.  Each Phantom Stock Unit shall represent the right to receive one share of Common Stock subject to the terms and conditions set forth herein.

2.                                       Vesting; Forfeiture.

(a)                                  The Phantom Stock Units granted hereunder shall vest on the date five years after December 18, 2003 (December 18, 2003 being referred to herein as the “Effective Date”), provided that the Participant has continuously remained in Service from the Grant Date through the fifth anniversary of the Effective Date.  In the event that the Participant’s Service terminates (i) at any time on account of death or Disability, or (ii) on or after the second anniversary of the Effective Date by the Participant for Good Reason (as defined below) or by the Company other than for Cause, a pro-rata portion of the Phantom Stock Units shall vest immediately upon such termination.  The number of Phantom Stock Units that will vest pursuant to the immediately preceding sentence shall be the total number of Phantom Stock Units granted hereunder multiplied by a fraction, the numerator of which is the number of days the Participant was continuously in Service from the Effective Date through the date of termination of such Service, and the denominator of which is one thousand eight hundred twenty five (1,825).  Notwithstanding the vesting schedule above, the Committee shall have absolute discretion to accelerate the vesting of the Phantom Stock Units at any time and for any reason.

(b)                                 In the event that the Participant’s Service is terminated for any reason, all unvested Phantom Stock Units (except as set forth in Sections 2(a) and 5(c) hereof) shall be forfeited, and the Participant shall have no further rights with respect to such Phantom Stock Units.

3.                                       Non-Transferable.  Except as specifically authorized by the Committee, the Participant may not transfer the Phantom Stock Units, or the rights represented thereby, except by will or the laws of descent and distribution.  Except as specifically authorized by the Committee, no purported assignment or transfer of the Phantom Stock Units, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise (except by will or the laws of descent and distribution), shall vest in the assignee or transferee any interest or right herein whatsoever.

4.                                       Delivery and Possession of Share Certificates; Shareholders Agreement.

(a)                                  As soon as practicable (the “Settlement Date”) following vesting of the Phantom Stock Units, the Company shall deliver to the Participant (or the Participant’s estate in the event of death) a certificate or certificates representing the number of shares of Common Stock equal to the number of vested Phantom Stock Units, including any resulting from Dividend Equivalents (as defined in Section 7 hereof), and the Participant (or, if applicable, the Participant’s estate) shall take delivery thereof.  Alternatively, to the extent that this provision will not result in a different accounting treatment than if only Common Stock were issuable or issued, the Committee may at such time elect to pay to the Participant the Fair Market Value of such Common Stock in cash, or in a combination of cash and Common Stock.

(b)                                 Notwithstanding anything herein to the contrary, in accordance with Section 12(q) of the Plan, as a condition to the receipt of a certificate or certificates pursuant to Section 4(a) hereof, to the extent required by the Committee, the Participant shall execute and deliver a shareholders agreement or such other documentation which shall provide for restrictions on transferability of the shares of Common Stock acquired hereunder, a right of first refusal of the Company with respect to the shares of Common Stock acquired hereunder and such other terms as the Board or Committee shall from time to time require.

5.                                       Adjustments and Corporate Reorganizations; Changes in Organization.

(a)                                  In accordance with and subject to the applicable terms of the Plan and this Agreement, the Phantom Stock Units shall be subject to adjustment or substitution, as determined by the Committee in its sole discretion, as to the number, price or kind of Common Stock or other consideration subject to such Phantom Stock Units or as otherwise determined by the Committee in its sole discretion to be equitable (i) in the event of changes in the outstanding Common Stock or in the capital structure of the Company by reason of stock dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the date hereof or (ii) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, the Participant, or which otherwise warrants equitable adjustment because it interferes with the intended operation of the Plan.  The Committee shall give the Participant written notice of an adjustment hereunder.  Neither the foregoing, nor any similar provision in the Plan, shall apply to changes in tax laws, tax interpretations or tax rates.

(b)                                 In the event that the Company undertakes a change in its organization, including but not limited to a combination of business units, the creation of a new business unit, the elimination of a business unit, or the acquisition, sale or transfer of an interest in a business unit, the Phantom Stock Units shall be subject to adjustment or substitution (including but not limited to the substitution of common stock of or other ownership interest in a Related Entity, other consideration or another Award under the Plan), as to the number, price or kind of Common Stock or other consideration subject to such Phantom Stock Units or as otherwise determined by the Committee in its sole discretion to be equitable.  For purposes of this Agreement, a “business unit” shall mean any Related Entity or any division or other unit or group within the Company that the Committee designates as a “business unit”.

(c)                                  Subject to the provisions of Section 13(b) of the Plan, in the event of a Corporate Transaction (as defined below), if the Phantom Stock Units evidenced by this Agreement are not assumed or continued or a substantially equivalent right is not substituted by the surviving corporation, the successor corporation or its parent corporation, as applicable (the “Successor Corporation”), the Participant shall, immediately prior to the date of the Corporate Transaction, fully vest in all unvested Phantom Stock Units immediately prior to the Corporate Transactions.  Any such Phantom Stock Units that are assumed or replaced (and any such Phantom Stock Units shall be considered assumed if the Company in a Corporate Transaction reaffirms the Phantom Stock Units) in connection with a Corporate Transaction and do not otherwise vest at that time shall be fully vested in the event the Participant’s Service with the Company should subsequently be terminated within two (2) years following such Corporate Transaction, unless such Service is terminated by the Successor Corporation for Cause or by the Participant voluntarily other than for Good Reason (as defined below).

(d)                                 For purposes of this Agreement, a “Corporate Transaction” shall mean any of the following events:

(I)                                    The consummation of any merger or consolidation of the Company if immediately following such merger or consolidation the holders of the Company’s outstanding voting securities immediately prior to such merger or consolidation do not own at least a majority of the outstanding voting securities of the surviving corporation in approximately the same proportion as they did immediately prior to such merger or consolidation.

(II)                                The consummation of any sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all of the Company’s assets, other than a transfer of the Company’s assets to a majority-owned subsidiary of the corporation, or to an entity in which the holders of the majority of the outstanding voting securities of the entity immediately prior to the transfer own at least the majority of the outstanding securities immediately after such transfer in approximately the same proportion as immediately prior to such transfer.

(III)                            The approval by the holders of the Common Stock of any plan or proposal for the liquidation or dissolution of the Company.

(IV)                            The acquisition by a person, within the meaning of Section 3(a)(9) or of Section 13 (d)(3) of the Exchange Act of a majority of the Company’s outstanding voting securities (whether directly or indirectly, beneficially or of record), other than a person who held such majority on the date of adoption of the Plan.  Ownership of voting securities shall take into account and shall include ownership as determined by applying Rule 13d-3(d)(1)(i) pursuant to the Exchange Act.

(e)                                  For purposes of this Agreement, “Good Reason” shall mean, without the Participant’s prior written consent, any of the following events or conditions and the failure of the Company or, as applicable, the Successor Corporation, to cure such event or condition within thirty (30) days after receipt of written notice from the Participant:

(I)                                    A substantial diminution or material adverse change in the Participant’s title, position, authority, duties or responsibilities (including reporting responsibilities) (which, with respect to a Corporate Transaction, means such duties or responsibilities as in effect immediately prior to the Corporate Transaction), except in connection with the Participant’s termination of Service either by the Company for Cause or by the Participant voluntarily other than for Good Reason or temporarily while the Participant is incapacitated.

(II)                                A reduction in the Participant’s annual base salary, except in connection with an across-the-board salary reduction of less than ten percent (10%) affecting all senior executives of the Company.

(III)                            In the case of a Corporate Transaction, the Successor Corporation’s failure to cover the Participant under employee benefit plans, programs and practices that, in the aggregate, provide substantially comparable benefits (from an economic perspective) to the Participant relative to the benefits and total costs under the material employee benefit plans, programs and practices in which the Participant (and/or his family or dependents) is participating immediately preceding the Corporate Transaction.

(IV)                            The Company’s or the Successor Corporation’s requiring the Participant to be based at any office location that is more than fifty (50) miles further from the Participant’s office location immediately prior to a Corporate Transaction; except, following a Corporate Transaction, for reasonable required travel for the Successor Corporation’s business that is not materially greater than such travel requirements prior to such Corporate Transaction.

(V)                                A material breach by the Company or the Successor Corporation of its obligations to the Participant under the Plan.

(f)                                    The existence of this Agreement will not affect in any way the right or power of the Company or its stockholders to make or authorize any Corporate Transaction or any other corporate act or proceeding.

6.                                       Rights as Common Stockholder.  The Participant or a transferee of the Phantom Stock Units shall have no rights as a stockholder with respect to any shares covered by the Phantom Stock Units until he shall have become the holder of record of such shares (and the Company shall use its reasonable best efforts to cause the Participant promptly to become the holder of record of such shares), and, except as provided in Section 5 or Section 7 hereof, no adjustment shall be made for dividends or distributions or other rights in respect of such shares for which the record date is prior to the date upon which he shall become the holder or record thereof.

7.                                       Dividends.  No dividends or dividend equivalents shall accrue or be paid with respect to any outstanding unvested Phantom Stock Units.  With respect to each vested Phantom Stock Unit for which a certificate has not been delivered pursuant to Section 4(a) as of the dividend record date, an amount equal to any cash dividends paid by the Company in respect of a share of Common Stock shall be paid to the Participant at the time such dividends are paid to stockholders.

8.                                       Company; Participant.

(a)                                  The term “Company” as used in this Agreement with reference to employment shall include the Company and its affiliates.

(b)                                 Whenever the word “Participant” is used in any provision of this Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, legal representatives or the person or persons to whom the Phantom Stock Units may be transferred by will or by the laws of descent and distribution, the word “Participant” shall be deemed to include such person or persons.

9.                                       Requirements of Law.

(a)                                  By accepting the Phantom Stock Units the Participant represents and agrees for himself and his transferees (whether by will or the laws of descent and distribution) that, unless a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), is in effect as to shares acquired upon the vesting of the Phantom Stock Units, (i) any and all shares so received shall be acquired for his personal account and not with a view to, or for sale in connection with, any distribution, (ii) the shares are being acquired by the Participant in good faith for his personal account and not with any present intention of distributing or selling any of such shares of Common Stock; and (iii) the shares have not been registered under the Securities Act on the ground that no distribution or public offering of the shares is to be effected (it being understood, however, that the shares are being issued and sold in reliance on the exemption provided under Rule 701 under the Securities Act), and in this connection the Company is relying in part on the Participant’s representations set forth in this Section.

(b)                                 No certificate or certificates for shares of Common Stock may be purchased, issued or transferred if the issuance or transfer of such shares shall constitute a violation by the Company or the Participant of any (i) provision of any Federal, state or other securities law, (ii) requirement of any securities exchange listing agreement to which the

Company may be a party, or (iii) other requirement of law or of any regulatory body having jurisdiction over the Company.  Any reasonable determination in this connection by the Board or the Committee, upon notice given to the Participant, shall be final, binding and conclusive.

(c)                                  The certificates representing shares of Common Stock acquired upon the vesting of Phantom Stock Units pursuant to Section 2 hereof shall carry such appropriate legend, and such written instructions shall be given to the Company’s transfer agent, as may be deemed necessary or advisable by counsel to the Company in order to comply with the requirements of the Securities Act or any state securities laws.

(d)                                 The Participant hereby confirms that the Participant has been informed that any shares of Common Stock acquired hereunder are restricted securities under Rule 144 promulgated under the Securities Act and may not be resold or transferred unless the Common Stock is first registered under the Federal securities laws or unless an exemption from registration is available.  The Company shall in no event be obligated to register any securities pursuant to the Securities Act or to take any other affirmative action in order to cause the issuance or transfer of shares acquired pursuant to this Agreement to comply with any law or regulation of any governmental authority.

10.                                 Tax Withholding.  At the time of vesting and/or settlement of the Phantom Stock Units, as appropriate, the Committee shall require the Participant to pay to the Company an amount sufficient to pay all federal, state and local withholding taxes applicable, in the Committee’s judgment, to the settlement of the Phantom Stock Units, and the Participant’s right to vesting and/or settlement, as appropriate, shall be contingent upon such payment.  Such payment to the Company may be effected through (a) payment by the recipient to the Company of the aggregate withholding taxes in cash or cash equivalents; (b) at the discretion of the Committee, the Company’s withholding from the number of shares of Common Stock [(or cash)] that would otherwise be delivered to the Participant upon settlement of the Phantom Stock Units, a number of shares of Common Stock with an aggregate Fair Market Value on the Settlement Date [or cash] equal to the aggregate amount of minimum required withholding taxes; or (c) at the discretion of the Committee, any combination of these two methods.

11.                                 Notices.  Any notice to be given to either party shall be in writing and shall be given by hand delivery to such party or by registered or certified mail, return receipt requested, postage prepaid, addressed to the Company in care of its Secretary at its principal office, and to the Participant at the address given beneath his signature hereto, or at such other address as either party shall have furnished to the other in writing in accordance herewith.  Notice and communications shall be effective when actually received by the addressee.

12.                                 Disposition of Common Stock.  The Participant agrees to notify the Company, in writing, within thirty (30) days of any disposition (whether by sale, exchange, gift or otherwise) of any shares of Common Stock obtained upon the vesting of Phantom Stock Units.

13.                                 Binding Effect.  Subject to Section 3 hereof, this Agreement shall be binding upon the heirs, executors, administrators, successors and permitted assigns of the parties hereto.

14.                                 Plan.  The terms and provisions of the Plan are incorporated herein by reference and made a part hereof as though fully set forth herein.  In the event of any conflict or inconsistency between discretionary terms and provisions of this Agreement, this Agreement shall govern and control.  In all other instances of conflicts or inconsistencies or omissions, the terms and provisions of the Plan shall govern and control.  All capitalized terms not otherwise expressly defined in this Agreement shall have the meaning ascribed to them in the Plan.

15.                                 Governing Law.  This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof.

16.                                 Counterparts.  This Agreement may be signed in counterparts, each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument.

17.                                 No Right to Continued Service.  This Agreement does not confer upon the Participant any right to continue as an employee of the Company, nor shall it interfere in any way with the right of the Company to terminate the Participant’s employment at any time for any reason (subject to any employment agreement).

18.                                 Entire Agreement.  This Agreement, together with the Plan, contains the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

IN WITNESS WHEREOF, the Company has granted these Phantom Stock Units on the date of grant specified above.

This instrument may be executed in any number of counterparts, each of which shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument.

NEUSTAR, INC.

	By:	/s/ Jeffrey Ganek
Name: Jeffrey E. Ganek
Title: Chairman and Chief Executive Officer

ACCEPTED:

/s/ Michael Lach
Michael R. Lach